UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant To Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2024
URBAN ONE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-25969	52-1166660
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
1010 Wayne Avenue
14th Floor
Silver Spring, Maryland 20910
(301) 429-3200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock, $.001 Par Value	UONE	NASDAQ Stock Market
Class D Common Stock, $.001 Par Value	UONEK	NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders
The following proposals were submitted to the stockholders at the Urban One, Inc. (the “Company”) 2024 Annual Meeting of Stockholders held on October 1, 2024 (“Annual Stockholders Meeting”):
The election of Terry L. Jones and Brian W. McNeill as Class A directors to serve until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified.

The election of Catherine L. Hughes, Alfred C. Liggins, III, B. Doyle Mitchell, Jr. and D. Geoffrey Armstrong as Class B directors to serve until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified.

The ratification of Ernst and Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

For more information about the foregoing proposals, see our proxy statement dated August 21, 2024, the relevant portions of which are incorporated herein by reference. To be elected, each Class A director nominee must receive the affirmative vote of a plurality of the votes cast by the holders of the Class A common stock. Each Class B director nominees are elected by the holders of Class A common stock and Class B common stock voting together as a single class but each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes. Members of our board of directors are elected by a plurality of votes cast. This means that the nominees that received the most votes cast were elected to the board, even if they did not receive a majority of votes cast. At the close of business on August 12, 2024, there were 8,655,770 outstanding shares of our Class A common stock and 2,861,843 outstanding shares of our Class B common stock. Accordingly, a total of 37,274,200 votes could be cast at the meeting. Class C and Class D common stock were not entitled to vote on any proposal presented at the meeting.

The number of votes cast for and against and the number of abstentions and non-votes with respect to each matter voted upon are set forth below:

Board of Director Election Results

Class A Director Nominee	Votes For	Votes Withheld	Non-Votes
Terry L. Jones	1,560,716	621,494	3,083,167
Brian W. McNeill	1,561,093	621,117	3,083,167
Class B Director Nominee
Catherine L. Hughes	29,960,132	840,508	3,083,167
Alfred C. Liggins, III	29,870,006	930,634	3,083,167
B. Doyle Mitchell, Jr.	30,479,145	321,495	3,083,167
D. Geoffrey Armstrong	30,188,175	612,465	3,083,167

The six nominees were elected to the Board of Directors and will serve as directors until our next annual meeting or until their respective successors are elected and qualified.

Approval of 2023 Compensation Awarded to Named Executive Officers

The results of the voting were 30,195,222 votes for, 523,072 votes against, 82,346 abstentions, and 3,083,167 non-votes. The 2023 compensation awarded to Urban One's named executive officers, including potential bonus compensation paid to the named executive officers for the fiscal year ended December 31, 2023, was approved.

Frequency of Future Stockholder Advisory Votes Regarding Compensation Awarded to Named Executive Officers

The results of the voting were 28,970,819 votes for every three years, 850,572 votes for every two years, 970,602 votes for every one year and 8,647 abstentions. The frequency that received the highest number of votes (three years) was deemed to be the frequency selected by our stockholders.

Approval of amendment of the Urban One 2019 Equity and Performance Incentive Plan

The results of the voting included 29,848,230 votes for, 867,603 votes against, 84,807 votes abstained and 3,083,167 broker non-votes. The amendment and restatement of the Urban One 2019 Equity and Performance Incentive Plan was approved.

Ratification of Ernst and Young, LLP as Urban One's independent registered public accounting firm

The results of the voting included 33,683,977 votes for, 67,579 votes against and 132,251 votes abstained. The appointment was ratified.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URBAN ONE, INC.

/s/ Peter D. Thompson
October 2, 2024	Peter D. Thompson
Chief Financial Officer and Principal Accounting Officer